                                         Registration No.


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933



                       THE TIMKEN COMPANY
     (Exact name of registrant as specified in its charter)

             Ohio                         34-0577130
(State or other jurisdiction of         (I.R.S. Employer
   incorporation or organization)      Identification No.)

        1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
   (Address of principal executive offices including zip code)


                VOLUNTARY INVESTMENT PENSION PLAN
           FOR HOURLY EMPLOYEES OF THE TIMKEN COMPANY
                    (Full title of the plan)


                         Larry R. Brown
               Vice President and General Counsel
                    1835 Dueber Avenue, S.W.
                    Canton, Ohio  44706-2798
             (Name and address of agent for service)

                         (216) 438-3000
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE


                         Proposed       Proposed
 Title of                 maximum        maximum
securities      Amount   offering       aggregate     Amount of
 to be           to be    price per      offering   registration
registered(1)  registered  share          price         fee


Common Stock   100,000    $36.125(2) $3,612,500(2)  $1,245.69
without par     shares
value

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the Voluntary Investment Pension Plan for Hourly Employees of The Timken Company.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 12, 1994.

                             PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents heretofore filed by The Timken Company (the "Company") and the Voluntary Investment Pension Plan for Hourly Employees of The Timken Company (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference:

      (1) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993;

      (2)       Annual Report of the Plan on Form 11-K
                (including Financial Statements and Schedules thereto filed under cover of Form SE) for the fiscal year ended December 31, 1993;

      (3) Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31, 1994, and June 30, 1994;

      (4) The description of the Company's common stock without par value (the "Common Shares") contained in the Company's Registration
                Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description; and

      (5) The description of certain rights associated with the Common Shares that is contained in the Rights Agreement dated as of December 18, 1986, as amended and restated on February 1, 1991, between the Company and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), which was filed with the Company's Current Report on Form 8-K dated February 1, 1991, and any amendments and reported filed for the purpose of updating that description.

      All documents that shall be filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


      Section 1 of Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers and employees, and may indemnify its agents, to the fullest extent permitted by law under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in Exhibit 4(b) hereto and is incorporated herein by reference.

      Reference is made to Section 1701.13(E) of the Ohio
Revised Code relating to indemnification of directors, officers, employees and agents of an Ohio corporation.

      The Company has entered into contracts with certain of its directors and officers that indemnify them against many of the types of claims that may be made against them. The Company also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in Article IV of the Company's Amended Code of Regulations.

ITEM 8.    EXHIBITS.

      4(a)    Amended Articles of Incorporation of the Company
              (filed as Exhibit 4(a) to Registration Statement
              No. 33-50609 and incorporated herein by reference)

       (b) Amended Code of Regulations of the Company (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

       (c)    Voluntary Investment Pension Plan for Hourly
              Employees of The Timken Company

       (d) Rights Agreement dated December 18, 1986 , as amended and restated on February 1, 1991, between the Company and First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company) (filed with the Company's Current Report on Form 8-K dated February 1, 1991, and incorporated herein by reference)

       5      Opinion of Counsel

      23(a)   Consent of Independent Auditors

        (b)   Consent of Counsel (included in Exhibit 5)

      24      Power of Attorney

      UNDERTAKING:

                The undersigned registrant has submitted the
          Plan and will submit any amendments thereto to the Internal Revenue Service and will make all changes required by the Internal Revenue Service in order to qualify the Plan.


ITEM 9.   UNDERTAKINGS

      (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to
      the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CANTON, STATE OF OHIO, ON THIS 16TH DAY OF AUGUST 1994.

                       THE TIMKEN COMPANY




                       By: /s/ G. E. Little
                           G. E. Little
                           Vice President - Finance

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF
1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE
FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                       Title                   Date


*W. R. Timken, Jr.           Chairman - Board of  August 16, 1994
 W. R. Timken, Jr.           Directors; Director

*Joseph F. Toot, Jr.         President and Chief  August 16, 1994
 Joseph F. Toot, Jr.         Executive Officer;
                             Director

*Robert Anderson             Director             August 16, 1994
 Robert Anderson

*Peter J. Ashton             Director;            August 16, 1994
 Peter J. Ashton             President -
                             Bearings

*Stanley C. Gault            Director             August 16, 1994
 Stanley C. Gault

*J. Clayburn LaForce, Jr.    Director             August 16, 1994
 J. Clayburn LaForce, Jr.

*G. E. Little                Vice President -     August 16, 1994
 G. E. Little                Finance

*Robert W. Mahoney           Director             August 16, 1994
 Robert W. Mahoney

*James W. Pilz               Director             August 16, 1994
 James W. Pilz

*John M. Timken, Jr.         Director             August 16, 1994
 John M. Timken, Jr.

*Ward J. Timken              Director             August 16, 1994
 Ward J. Timken

*Charles H. West             Director;            August 16, 1994
 Charles H. West             President - Steel

*Alton W. Whitehouse         Director             August 16, 1994
 Alton W. Whitehouse

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by G. E. Little, Vice President - Finance of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.



DATED:  August 16, 1994   By:/s/ G. E. Little
                             G. E. Little, Attorney-in-Fact

   The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 16th day of August 1994.

                         VOLUNTARY INVESTMENT PENSION PLAN FOR
                         HOURLY EMPLOYEES OF THE TIMKEN COMPANY




                         By:/s/ Stephen A. Perry
                            Stephen A. Perry,
                            Vice President - Human
                            Resources & Logistics

                          EXHIBIT INDEX





Exhibit                                            Page Number
Number              Exhibit Description         in Sequentially
                                                 Numbered Copy

4(a)    Amended Articles of Incorporation of
        the Company (filed as Exhibit 4(a)
        to Registration Statement No. 33-50609
        and incorporated herein by reference)

4(b)    Amended Code of Regulations of the
        Company (filed as Exhibit 3.1 to the
        Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

4(c)    Voluntary Investment Pension Plan for
        Hourly Employees of The Timken Company

4(d) Rights Agreement dated December 18, 1986, as amended and restated on February 1, 1991, between the Company and First Chicago Trust
        Company of New York (formerly Morgan
        Shareholder Services Trust Company)
        (filed with the Company's Current Report on Form 8-K dated February 1, 1991, and incorporated herein by reference)

 5      Opinion of Counsel

23(a)   Consent of Independent Auditors

23(b) Consent of Counsel (included in Exhibit 5 hereto)

24      Power of Attorney